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Exhibit 4.3

INSTRUCTIONS FOR USE OF LIBERTY MEDIA CORPORATION

SERIES C LIBERTY BRAVES RIGHTS CERTIFICATES

CONSULT COMPUTERSHARE TRUST COMPANY, N.A. (THE "SUBSCRIPTION AGENT") OR
YOUR BANK OR BROKER AS TO ANY QUESTIONS

        The following instructions relate to a rights offering (the "Rights Offering") by Liberty Media Corporation, a Delaware corporation (the "Company"), to the holders of its Series A Liberty Braves common stock, par value $0.01 per share (the "Series A Liberty Braves Common Stock"), to the holders of its Series B Liberty Braves common stock, par value $0.01 per share (the "Series B Liberty Braves Common Stock"), and to the holders of its Series C Liberty Braves common stock, par value $0.01 per share (the "Series C Liberty Braves Common Stock"), as described in the Company's prospectus dated May 18, 2016 (the "Prospectus"). In the rights distribution (as such term is defined in the Prospectus), holders of record of shares of the Company's Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock and Series C Liberty Braves Common Stock, at 5:00 p.m. New York City time, on May 16, 2016 (the "Rights Distribution Record Date") received 0.47 of a transferable subscription right (a "Series C Liberty Braves Right") for each share of the Company's Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock or Series C Liberty Braves Common Stock, held by them as of the Rights Distribution Record Date. Each whole Series C Liberty Braves Right is exercisable, upon payment of $12.80 as described below (the "Subscription Price"), to purchase one share of Series C Liberty Braves Common Stock (the "Basic Subscription Privilege"). In addition, subject to the proration described below, each holder of record of Series C Liberty Braves Rights (each a "Rightsholder") that fully exercises its Basic Subscription Privilege with respect to all Series C Liberty Braves Rights that it holds in the same capacity pursuant to a single rights certificate also has the right to subscribe at the Subscription Price for additional shares of Series C Liberty Braves Common Stock (the "Oversubscription Privilege"). If shares of Series C Liberty Braves Common Stock being offered in the Rights Offering remain available for subscription following the exercise of the Basic Subscription Privilege by Rightsholders prior to the Expiration Time, as defined below (the "Excess Shares"), such Rightsholders may exercise their Oversubscription Privilege to subscribe for a number of Excess Shares. If there are not a sufficient number of Excess Shares of Series C Liberty Braves Common Stock to satisfy all subscriptions pursuant to the exercise of Oversubscription Privileges by the applicable Rightsholders, the available Excess Shares of Series C Liberty Braves Common Stock will be allocated pro rata among Rightsholders of Series C Liberty Braves Common Stock exercising their Oversubscription Privilege in proportion to the number of shares of Series C Liberty Braves Common Stock that each such Rightsholder purchased pursuant to its Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rightsholder being allocated a greater number of Excess Shares than such Rightsholder subscribed for pursuant to the exercise of such Rightsholder's Oversubscription Privilege, then such Rightsholder will be allocated only such number of Excess Shares as such Rightsholder subscribed for, and the remaining Excess Shares will be allocated among the other Rightsholders exercising their Oversubscription Privilege with respect to the Series C Liberty Braves Rights.

        The Series C Liberty Braves Rights will expire at 5:00 p.m., New York City time, on June 16, 2016, unless extended as described in the Prospectus (the "Expiration Time").

        AS DESCRIBED IN THESE INSTRUCTIONS, YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE SPECIFICALLY DESCRIBED BELOW AND IN THE PROSPECTUS, BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. YOU MAY NOT REVOKE ANY EXERCISE OF A SERIES C LIBERTY BRAVES RIGHT.

        Below is a list of the key dates for the Rights Offering of which you should be aware. With the exception of the Rights Distribution Record Date and rights distribution date, such dates are subject to change in the event the Company's board of directors determines to extend the Rights Offering. For more information regarding these dates, we encourage you to review the section of the Prospectus entitled "The Rights Offering," as this portion of the Prospectus describes other timing considerations of which you should be aware regarding the Rights Offering.

Date	Event / Action
5:00 p.m., New York City time, on May 16, 2016	Rights Distribution Record Date.
May 18, 2016	When-issued trading period for the Series C Liberty Braves Rights on the Nasdaq Global Select Market under the symbol "BATRV."
5:00 p.m., New York City time, on May 18, 2016	Rights distribution date.
May 19, 2016	Commencement of the rights offering.
Commencement of "regular way" trading for the Series C Liberty Braves Rights on the Nasdaq Global Select Market under the symbol "BATRR."
11:00 a.m., New York City time, on June 9, 2016	Date by which the Subscription Agent must have received appropriate materials from you in order to have the Subscription Agent sell such rights.

Date by which foreign holders of Series C Liberty Braves Rights must notify the Subscription Agent and establish to the satisfaction of the subscription agent that it is permitted to exercise its Series C Liberty Braves Rights.

June 9, 2016	Date by which the Subscription Agent must have received appropriate materials from you in order to transfer all or a portion of your rights.
5:00 p.m., New York City time, on June 16, 2016	Expiration of the rights offering.

        No fractional Series C Liberty Braves Rights or cash in lieu thereof was issued or paid. Fractional Series C Liberty Braves Rights distributed to each record holder were rounded up to the nearest whole number in order to avoid issuing fractional Series C Liberty Braves Rights. Nominee holders of the Company's Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock or Series C Liberty Braves Common Stock that held, on the Rights Distribution Record Date, shares for the account(s) of more than one beneficial owner may, upon proper showing to the Subscription Agent, exercise such beneficial owners' Basic Subscription Privilege and Oversubscription Privilege as described below.

        The Series C Liberty Braves Rights will be traded on the Nasdaq Global Select Market under the symbol "BATRR."

        The number of Series C Liberty Braves Rights to which a holder of the Company's Series A, Series B or Series C Liberty Braves Common Stock is entitled is printed on the face of that holder's "Rights Certificate." You should indicate your wishes with regard to the exercise, assignment, transfer or sale of your Series C Liberty Braves Rights by completing the Rights Certificate and returning it to the Subscription Agent in the envelope provided.

1.
EXERCISE YOUR RIGHTS AND SUBSCRIBE FOR SHARES OF SERIES C LIBERTY BRAVES COMMON STOCK (Section 1 of the Rights Certificate).

        To exercise Series C Liberty Braves Rights, deliver your properly completed and executed Rights Certificate, by checking the boxes next to Section 1.A and 1.B, if applicable, and completing Section 1.C, together with payment in full of the Subscription Price for each share of Series C Liberty

Braves Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent.

        Payment of the applicable Subscription Price must be made for the full number of shares of Series C Liberty Braves Common Stock being subscribed for by certified or personal check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order payable to: Computershare Trust Company, N.A., as Subscription Agent.

        THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (I) THE CLEARANCE OF ANY UNCERTIFIED CHECK, OR (II) THE RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER.

        If paying by uncertified personal check, please note that the funds paid thereby may take approximately five business days to clear. Accordingly, Rightsholders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check or money order.

        Notice of Guaranteed Delivery.    Alternatively, you may cause a written guarantee substantially in the form enclosed herewith (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Time, together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Series C Liberty Braves Rights represented by your Rights Certificate, the number of Series C Liberty Braves Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of Series C Liberty Braves Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Rights Certificate within three business days following the date of the Notice of Guaranteed Delivery. Delivery information for the Subscription Agent are listed below. However, Eligible Institutions only may also deliver the notice of guaranteed delivery to the subscription agent by facsimile at (617) 360-6810, confirmation of faxes only: (781) 575-2332. If this procedure is followed, your Rights Certificate must be received by the Subscription Agent within three business days of the Notice of Guaranteed Delivery.

        Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent, D.F. King & Co., Inc., at the address, or by calling the telephone number, indicated below.

        Banks, brokers, trusts, depositaries or other nominee holders of the Series C Liberty Braves Rights who exercise the Series C Liberty Braves Rights on behalf of beneficial owners of Series C Liberty Braves Rights will be required to certify to the Subscription Agent and the Company, in connection with any exercise of the Oversubscription Privilege, the aggregate number of Series C Liberty Braves Rights that have been exercised and the number of shares of Series C Liberty Braves Common Stock that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Series C Liberty Braves Rights on whose behalf such nominee holder is acting. If more shares of Series C Liberty Braves Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among Rightsholders of the Series C Liberty Braves Rights exercising their Oversubscription Privilege in proportion to the number of shares of Series C Liberty Braves Common Stock purchased pursuant to each such Rightsholder's Basic Subscription Privilege.

The addresses of the Subscription Agent are as follows:

If delivering by first class mail:	If delivering by registered, certified or express mail or overnight courier:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

The telephone numbers of the Information Agent, for inquiries, information or requests for additional documentation are as follows:

D.F. King & Co., Inc.
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll Free: (866) 342-2171

        If you exercise less than all of the Series C Liberty Braves Rights evidenced by your Rights Certificate you may either (a) check the box next to Section 2 and complete Section 2 of your Rights Certificate to direct the Subscription Agent to attempt to sell the unexercised Series C Liberty Braves Rights (but no fractional Series C Liberty Braves Rights) on your behalf, (b) check the box next to Section 3 and complete Section 3 of your Rights Certificate to transfer your remaining unexercised Series C Liberty Braves Rights (but no fractional Series C Liberty Braves Rights) to a designated transferee or to assign them to a bank or broker to sell for you, or (c) check the box next to Section 4 and complete Section 4 of your Rights Certificate and the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Series C Liberty Braves Rights (see Paragraph 4 of these "Instructions For Use of Liberty Media Corporation Series C Liberty Braves Rights Certificates"). If you choose to have any such new Rights Certificate delivered to a different address, so indicate in Section 4 of your Rights Certificate. If you choose to have a new Rights Certificate sent, you may not receive the new Rights Certificate in sufficient time to permit the exercise, assignment, transfer or sale of the Series C Liberty Braves Rights evidenced thereby.

        If you have not indicated the number of Series C Liberty Braves Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Series C Liberty Braves Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Series C Liberty Braves Rights which may be exercised for the aggregate Subscription Price transmitted or delivered by you, and to the extent that the aggregate Subscription Price transmitted or delivered by you exceeds the product of the applicable per share Subscription Price multiplied by the number of whole Series C Liberty Braves Rights evidenced by the Rights Certificate(s) transmitted or delivered by you and no direction is given as to the excess (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Series C Liberty Braves Common Stock equal to the quotient obtained by dividing the Subscription Excess by the applicable per share Subscription Price, subject to the limit on the number of shares of Series C Liberty Braves Common Stock available to be purchased in the Rights Offering and applicable proration.

        Conditions to Completion of the Rights Offering.    There are no conditions to the completion of the Rights Offering. However, the Company has the right to terminate the Rights Offering for any reason before the Series C Liberty Braves Rights expire.

        Delivery of Shares of Series C Liberty Braves Common Stock.    As soon as practicable after the Expiration Time, the following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in Section 1 of your Rights Certificate.

        Subscription Privilege.    The Subscription Agent will deliver to each validly exercising Rightsholder shares of Series C Liberty Braves Common Stock purchased pursuant to such exercise including the number of shares of Series C Liberty Braves Common Stock allocated to and purchased by such Rightsholder pursuant to its Oversubscription Privilege. The Subscription Agent will effect delivery of the subscribed-for shares of Series C Liberty Braves Common Stock through the Subscription Agent's book-entry registration system by mailing to each subscribing Rightsholder a statement of holdings detailing such Rightsholder's subscribed-for shares of Series C Liberty Braves Common Stock and the method by which the subscribing Rightsholder may access its account and, if desired, trade its shares. See "The Rights Offering—Subscription Privileges" in the Prospectus.

        Return of Excess Payments.    The Subscription Agent will promptly deliver to each Rightsholder who exercises the Oversubscription Privilege any excess funds tendered, without interest or deduction, in payment of the Subscription Price for each share of Series C Liberty Braves Common Stock that is subscribed for by, but not allocated to, such Rightsholder pursuant to the Oversubscription Privilege.

2.
SELL YOUR RIGHTS (Section 2 of the Rights Certificate).

        (a)    Sale of All Unexercised Series C Liberty Braves Rights Through the Subscription Agent.    To sell all unexercised Series C Liberty Braves Rights (but no fractional Series C Liberty Braves Rights) through the Subscription Agent, you must so indicate by checking the box next to Section 2 and completing Section 2 of the Rights Certificate. IF THE SUBSCRIPTION AGENT SELLS ANY OF YOUR SERIES C LIBERTY BRAVES RIGHTS, SUCH SERIES C LIBERTY BRAVES RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE NET SALE PRICE OF ALL SERIES C LIBERTY BRAVES RIGHTS SOLD BY THE SUBSCRIPTION AGENT. Promptly following the Expiration Time, the Subscription Agent will send the selling Rightsholder a check for the net proceeds from the sale of any Series C Liberty Braves Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Series C Liberty Braves Rights. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE SERIES C LIBERTY BRAVES RIGHTS OR THAT THE SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY SERIES C LIBERTY BRAVES RIGHTS.

You must have your order to sell your Series C Liberty Braves Rights to the Subscription Agent before 11:00 a.m., New York City time, on the fifth business day before the Expiration Time (which is  June 9, 2016, unless the Expiration Time is extended).

        If the Subscription Agent cannot sell your Series C Liberty Braves Rights by 5:00 p.m., New York City time, on the third business day before the Expiration Time, the Subscription Agent will return your rights certificate to you by overnight delivery. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering—Method of Transferring and Selling Series C Liberty Braves Rights—Sales of Series C Liberty Braves Rights Through the Subscription Agent." Deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in Section 2 of your Rights Certificate.

        (b)    Sale of Less than All Unexercised Series C Liberty Braves Rights Through the Subscription Agent.    You may have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 4 below. The Rights Certificate evidencing the number of unexercised Series C Liberty Braves Rights you intend to sell can then be sold by following the instructions in Paragraph 2(a). IF THE SUBSCRIPTION AGENT SELLS ANY OF YOUR SERIES C LIBERTY BRAVES RIGHTS, SUCH SERIES C LIBERTY BRAVES RIGHTS WILL BE DEEMED TO HAVE BEEN SOLD AT THE WEIGHTED AVERAGE SALE PRICE OF ALL SERIES C LIBERTY BRAVES RIGHTS SOLD BY THE SUBSCRIPTION AGENT. Promptly following the Expiration Time, the Subscription Agent will send the holder a check for the net proceeds from the sale of any Series C Liberty Braves Rights sold. The Subscription Agent's obligation to execute sell orders is subject to its ability to find buyers for the Series C Liberty Braves Rights. NO ASSURANCE CAN BE GIVEN THAT A MARKET WILL DEVELOP OR BE MAINTAINED FOR THE SERIES

C LIBERTY BRAVES RIGHTS OR THAT THE SUBSCRIPTION AGENT WILL BE ABLE TO SELL ANY SERIES C LIBERTY BRAVES RIGHTS.

You must have your order to sell your Series C Liberty Braves Rights to the Subscription Agent before 11:00 a.m., New York City time, on the fifth business day before the Expiration Time (which is June 9, 2016, unless the Expiration Time is extended).

        If the Subscription Agent cannot sell your Series C Liberty Braves Rights by 5:00 p.m., New York City time, on the third business day before the Expiration Time, the Subscription Agent will return your rights certificate to you by overnight delivery. We encourage you to review the discussion in the Prospectus under the heading "The Rights Offering—Method of Transferring and Selling Series C Liberty Braves Rights—Sales of Series C Liberty Braves Rights Through the Subscription Agent." Deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary in Section 2 of your Rights Certificate.

3.
TRANSFER OF ALL OR LESS THAN ALL UNEXERCISED SERIES C LIBERTY BRAVES RIGHTS TO ONE OR MORE DESIGNATED TRANSFEREES (Section 3 of the Rights Certificate).

        (a)    One Designated Transferee.    To transfer all of your unexercised Series C Liberty Braves Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf, you must so indicate by checking the box next to Section 3 and completing Section 3 of your Rights Certificate. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued. If you wish to transfer less than all of your unexercised Series C Liberty Braves Rights (but no fractional Series C Liberty Braves Rights) to one designated transferee or to a broker, dealer or nominee for sale on your behalf, so indicate by checking the box next to Section 3 and completing Section 3 of your Rights Certificate and separately instruct the Subscription Agent as to the action to be taken with respect to the unexercised Series C Liberty Braves Rights not transferred. Such instructions should be guaranteed by an Eligible Institution. If no such instructions are received, the Subscription Agent will issue you a new Rights Certificate evidencing the unexercised Series C Liberty Braves Rights. If the box next to Section 3 is checked but Section 3 is not completed, the Subscription Agent may thereafter treat the bearer of the Rights Certificate as the absolute owner of all of the Series C Liberty Braves Rights evidenced by such Rights Certificate for all purposes, and neither the Subscription Agent nor the Company shall be affected by any notice to the contrary.

If you wish to transfer any of your Series C Liberty Braves Rights, you must have your order to transfer such Series C Liberty Braves Rights to the Subscription Agent by the fifth business day prior to the Expiration Time (which is June 9, 2016, unless the Expiration Time is extended).

        (b)    More than One Designated Transferee.    Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer all or less than all of the unexercised Series C Liberty Braves Rights (but no fractional Series C Liberty Braves Rights) evidenced by your Rights Certificate to more than one designated transferee or to more than one broker, dealer or nominee for sale on your behalf, so indicate by checking the box next to Section 3 and completing Section 3 and separately instruct the Subscription Agent as to the action to be taken with respect to any unexercised Series C Liberty Braves Rights not transferred. Such instructions should be guaranteed by an Eligible Institution. Alternatively, you may first have your Rights Certificate divided into Rights Certificates of appropriate denominations by following the instructions in Paragraph 5 below. Each Rights Certificate evidencing the number of Series C Liberty Braves Rights you intend to transfer can then be transferred by following the instructions in Paragraph 5(c).

If you wish to transfer any of your Series C Liberty Braves Rights, you must have your order to transfer such Series C Liberty Braves Rights to the Subscription Agent by the fifth business day prior to the Expiration Time (which is June 9, 2016, unless the Expiration Time is extended).

4.
TO HAVE A SERIES C LIBERTY BRAVES RIGHTS CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

        Send you Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Series C Liberty Braves Rights to be divided), signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the Expiration Time. Alternatively, you may assign your unexercised Series C Liberty Braves Rights to a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Rights Certificates are to be issued in a name other than that in which the old Rights Certificate was issued. Series C Liberty Braves Rights Certificates may not be divided into fractional Series C Liberty Braves Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new Rights Certificate(s) in time to enable the Rightsholder to complete a sale, exercise or transfer by the Expiration Time. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

If you choose to have a new Rights Certificate sent, you may not receive the new Rights Certificate in sufficient time to permit the exercise, assignment, transfer or sale of the Series C
Liberty Braves Rights evidenced thereby.

5.
EXECUTION.

        (a)    Execution by Registered Holder(s).    The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

        (b)    Execution by Person Other than Registered Holder.    If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority, in its sole and absolute discretion.

        (c)    Signature Guarantees.    Your signature must be guaranteed by an Eligible Institution if you wish to transfer all or less than all of your unexercised Series C Liberty Braves Rights to a designated transferee or to a broker, dealer or nominee for sale on your behalf as specified in Paragraphs 4(c) and/or 4(d), or to have the Subscription Agent sell less than all of your unexercised Series C Liberty Braves Rights, as specified in Paragraph 4(b).

6.
METHOD OF DELIVERY.

        The method of delivery of Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightsholder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to the Expiration Time. If paying by uncertified personal check, please note that the funds paid thereby may take approximately five business days to clear. Accordingly, Rightsholders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check or money order.

7.
SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SERIES C LIBERTY BRAVES RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

        If you are a broker, a dealer, a trustee or a depositary for securities who holds shares of Liberty Media Corporation's Series A Liberty Braves Common Stock, Series B Liberty Braves Common Stock or Series C Liberty Braves Common Stock for the account of others as a nominee holder, you may, upon proper showing to the Subscription Agent, exercise your beneficial owners' Basic Subscription Privilege and Oversubscription Privilege through The Depository Trust Company ("DTC"). You may exercise Series C Liberty Braves Rights held through DTC ("DTC Exercised Rights") through DTC's PSOP Function on the "agents subscription over PTS" procedures and instructing DTC to charge the applicable DTC account for the Subscription Price and to deliver such amount to the Subscription Agent. DTC must receive the subscription instructions and payment for the new shares by the Expiration Time unless guaranteed delivery procedures are utilized.

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  Exhibit 4.3
INSTRUCTIONS FOR USE OF LIBERTY MEDIA CORPORATION SERIES C LIBERTY BRAVES RIGHTS CERTIFICATES CONSULT COMPUTERSHARE TRUST COMPANY, N.A. (THE "SUBSCRIPTION AGENT") OR YOUR BANK OR BROKER AS TO ANY QUESTIONS